Exhibit 99.1

Contact:
Stephen E. Tremblay
Chief Financial Officer
410.361.8352

VERTIS ANNOUNCES FIRST QUARTER

2007 RESULTS

BALTIMORE, MD (May 9, 2007) — Vertis Communications (“Vertis” or the “Company”), a leading provider of targeted advertising, media and marketing solutions, announced today results for the three months ended March 31, 2007.

Revenue

Revenue for the first quarter of 2007 met expectations, at $330.7 million versus $348.1 million in the first quarter of 2006.  This decrease of $17.4 million or 5 percent was primarily impacted by a decline in volume in Advertising Inserts and a decline in Premedia revenue, which contributed to the overall aggregate revenue decline in these businesses of $24.6 million. Revenue growth in the Direct Mail segment partially offset this decline.

Net Loss

Net loss during the quarter grew to $25.2 million from $21.5 million in the same quarter one year ago.  Most of this decline is attributed to the revenue drop, but this was partially offset by lower spending levels.

Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”)

EBITDA in the first quarter of 2007 declined, as expected, to $21.3 million from $25.4 million for the same period in 2006.  Adjusted EBITDA was $24.6 million in the first quarter of 2007, a decline of $10.8 million, or 31 percent, from Adjusted EBITDA of $35.4 million in the same quarter of 2006.  This decline was largely because of the decrease in revenue.

Cash and Liquidity

The Company ended the quarter with $12.0 million in cash and debt of approximately $1,094.1 million. In addition, the off-balance sheet Accounts Receivable facility stood at $113.4 million.  The Company ended the quarter with $121.6 million available on its $250 million senior credit facility.  Last twelve month Adjusted EBITDA calculated for covenant purposes was $158.7 million or $33.7 million above the minimum requirement.

Additional information on the results is available in the Company’s Form 10-Q filed with the SEC on May 9, 2007.

Management Comments

Mike DuBose, chairman and chief executive officer commented, “Our first quarter results were consistent with internal expectations and in line with our 2007 performance targets, which we outlined during last quarter’s call. During the first quarter we successfully completed our assessment of the Company and launched our turnaround initiatives. We also completed the majority of our critical hires, filling organizational voids and strengthening the management team.”

Mr. DuBose continued, “For the balance of 2007 our focus will remain on aggressive and continuous process improvements across the entire Company consistent with the turnaround plan we outlined last month. We continue to see significant additional opportunities to improve quality, efficiency, and customer satisfaction as well as driving higher levels of profitable growth.”

Conference Call

Vertis will be holding a conference call on Thursday, May 10, 2007 at 11:00 am EDT, to discuss earnings for the three months ended March 31, 2007.  Mike DuBose, chairman and chief executive officer, will host the conference call at 800.462.3053 or 1.706.902.1219 for international callers and the passcode confirmation is VERTIS Q1. A recording of the call will be available for review for one week at 800.642.1687 or 1.706.645.9291 for international callers and the passcode confirmation will be 6513447.

About Vertis Communications

Vertis Communications is a premier provider of print advertising, direct marketing solutions and related value added services to America’s leading retail and consumer services companies.  Vertis delivers marketing programs that create strategic value for clients by using creative services, color management technologies, proprietary research, customer targeting expertise, premedia and media services, combined with its world-class printing expertise. Headquartered in Baltimore with over 100 locations in the U.S., Vertis Communications has been recognized as one of Fortune magazine’s “Most Admired Companies” in advertising and marketing. For more information, visit www.vertisinc.com.

This press release and conference call may contain forward-looking statements. The words “believes, “anticipates, “expects, “estimates, “plans, “intends,” and similar expressions are intended to identify forward-looking statements. All forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from projected results. Factors that may cause these differences include fluctuations in the cost of raw materials we use, changes in the advertising, marketing and information services markets, the financial condition of our customers, actions by our competitors, changes in the legal or regulatory environment, general economic and business conditions in the U.S. and other countries, and changes in interest and foreign currency exchange rates.

Consequently, you should consider any such forward-looking statements only as our current plans, estimates, and beliefs. Even if those plans, estimates, or beliefs change because of future events or circumstances, we decline any obligation to publicly update or revise any such forward-looking statements.

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Attachments

Financial Highlights

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

Condensed Consolidated Balance Sheets

Condensed Consolidated Statement of Operations

Condensed Consolidated Statement of Cash Flows

Financial Highlights

Following is a summary of Vertis’ results for the three months ended March 31, 2007 and March 31, 2006.

Vertis, Inc.

	Three Months Ended
	March 31,
(Dollars in millions)	2007	2006

Revenue	$330.7	$348.1
Operating Income	$9.8	$13.3
Loss from continuing operations before cumulative effect of accounting change	$(25.2)	$(20.9)
Net Loss	$(25.2)	$(21.5)
EBITDA	$21.3	$25.4
Adjusted EBITDA	$24.6	$35.4

For definitions of EBITDA and Adjusted EBITDA, see “Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures” below.

Reconciliation of Non-GAAP Financial Measures to GAAP Financial Measures

The following table reconciles the differences between Vertis’ loss from continuing operations before cumulative effect of accounting change as determined under accounting principles generally accepted in the United States (“GAAP”), EBITDA and Adjusted EBITDA.

Vertis, Inc.

	Three Months Ended
	March 31,
(Dollars in millions)	2007	2006

Loss from continuing operations before cumulative effect of accounting change	$(25.2)	$(20.9)
Add:
Interest expense, net	32.9	32.2
Tax expense	0.1	0.1
Depreciation and amortization	13.5	14.0

EBITDA	$21.3	$25.4
Add:
Restructuring charges	0.9	6.6
Loss on sale of accounts receivable	1.8	1.5
Loss on sale of property, plant & equipment	0.3	0.2
Management fees	0.3	0.3
EBITDA from discontinued fragrance business	—	1.4

Adjusted EBITDA	$24.6	$35.4

Note:

EBITDA represents the sum of income (loss) from continuing operations before cumulative effect of accounting change, net interest expense, income taxes, depreciation and amortization of intangible assets.  Adjusted EBITDA is used in calculating covenant compliance under the Company’s credit agreements.  Adjusted EBITDA is defined as EBITDA excluding restructuring charges and certain non-cash charges as well as fees on our Accounts Receivable facility.  EBITDA and Adjusted EBITDA are not measures of financial performance in accordance with GAAP.  You should not consider them as alternatives to income (loss) from continuing operations before cumulative effect of accounting change as a measure of operating performance.  Our calculation of EBITDA and Adjusted EBITDA may be different from the calculations used by other companies and therefore comparability may be limited.  We present EBITDA to provide additional information regarding our performance and because it is a measure by which we gauge our profitability.  In addition, information concerning Adjusted EBITDA is being presented because it reflects important components included in the financial covenant of the Company’s credit agreements.  The most comparable measure to EBITDA and Adjusted EBITDA in accordance with GAAP is income (loss) from continuing operations before cumulative effect of accounting change.

Vertis, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

In thousands, except share and per share amounts

	March 31,	December 31,
	2007	2006
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$12,042	$5,710
Accounts receivable, net	79,925	139,426
Inventories	48,856	48,227
Maintenance parts, net	22,076	22,292
Prepaid expenses and other current assets	9,070	8,578
Total current assets	171,969	224,233
Property, plant and equipment, net (1)	328,166	330,039
Goodwill	246,440	246,260
Deferred financing costs, net	14,951	14,838
Other assets, net	28,113	29,316
Total assets	$789,639	$844,686

LIABILITIES AND STOCKHOLDER’S DEFICIT
Current Liabilities:
Accounts payable	$135,690	$186,638
Compensation and benefits payable	36,073	34,755
Accrued interest	42,537	14,300
Other current liabilities	23,627	29,067
Total current liabilities	237,927	264,760
Due to parent	3,470	3,491
Long-term debt	1,094,147	1,096,036
Other long-term liabilities	29,493	30,482
Total liabilities	1,365,037	1,394,769

Stockholder’s deficit:
Common stock - authorized 3,000 shares; $0.01 par value; issued and outstanding 1,000 shares
Contributed capital	409,689	409,689
Accumulated deficit	(978,415)	(953,090)
Accumulated other comprehensive loss	(6,672)	(6,682)
Total stockholder’s deficit	(575,398)	(550,083)
Total liabilities and stockholder’s deficit	$789,639	$844,686

(1)             Net of accumulated depreciation of $587.8 million and $576.5 million, respectively

Vertis, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

In thousands

Three Months Ended March 31,	2007	2006
	(Unaudited)

Revenue	$330,666	$348,127
Operating expenses:
Costs of production	269,092	277,571
Selling, general and administrative	37,450	36,665
Restructuring charges	911	6,617
Depreciation and amortization of intangibles	13,460	14,008
Total operating expenses	320,913	334,861
Operating income	9,753	13,266
Other expenses:
Interest expense, net	32,885	32,250
Other, net	1,962	1,882
	34,847	34,132

Loss from continuing operations before income tax expense and cumulative effect of accounting change	(25,094)	(20,866)
Income tax expense	106	75
Loss from continuing operations before cumulative effect of accounting change	(25,200)	(20,941)

Income from discontinued operations		1,060
Loss before cumulative effect of accounting change	(25,200)	(19,881)

Cumulative effect of accounting change		(1,654)

Net loss	$(25,200)	$(21,535)

Vertis, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

In thousands

Three Months Ended March 31,	2007	2006
	(Unaudited)

Cash Flows from Operating Activities:
Net loss	$(25,200)	$(21,535)
Adjustments for discontinued operations		(1,060)
Loss from continuing operations	(25,200)	(22,595)
Adjustments to reconcile loss from continuing operations to net cash provided by continuing operating activities:
Depreciation and amortization	13,460	14,008
Amortization of deferred financing costs	1,598	1,558
Accretion of long-term debt discount	990	990
Cumulative effect of accounting change		1,654
Provision for doubtful accounts	251	(365)
Other, net	314	182
Changes in operating assets and liabilities (excluding effect of acquisitions and dispositions):
Decrease in accounts receivable	59,250	45,661
Increase in inventories	(629)	(1,022)
Decrease in prepaid expenses and other assets	685	2,367
Decrease in accounts payable and other liabilities	(11,116)	(26,994)
Net cash provided by continuing operating activities	39,603	15,444
Income from discontinued operations		1,060
Change in net assets of discontinued operations held for sale		(2,137)
Net cash used in discontinued operations		(1,077)
Net cash provided by operating activities	39,603	14,367
Cash Flows from Investing Activities:
Capital expenditures	(14,581)	(10,396)
Software development costs capitalized	(312)	(550)
Proceeds from sale of property, plant and equipment	10	51
Acquisition of business, net of cash acquired	(181)
Net cash used in investing activities	(15,064)	(10,895)
Cash Flows from Financing Activities:
Net (repayments) borrowings under revolving credit facility	(52,880)	19,919
Borrowing under term loan	50,000
Deferred financing costs	(1,710)	(37)
Decrease in outstanding checks drawn on controlled disbursement accounts	(13,606)	(24,332)
Advances to parent	(21)
Financing activities of discontinued operations		1,077
Net cash used in financing activities	(18,217)	(3,373)
Effect of exchange rate changes on cash	10	(37)
Net increase in cash and cash equivalents	6,332	62
Cash and cash equivalents at beginning of year	5,710	1,828
Cash and cash equivalents at end of period	$12,042	$1,890